UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 5, 2024

SHIFT4 PAYMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39313	84-3676340
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3501 Corporate Parkway

Center Valley, Pennsylvania 18034

(Address of principal executive offices) (Zip Code)

(888) 276-2108

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock $0.0001 par value per share	FOUR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 5, 2024 (the “Closing Date”), Shift4 Payments, LLC (“Shift4 LLC”), a wholly-owned subsidiary of Shift4 Payments, Inc., entered into a Second Amended and Restated First Lien Credit Agreement (the “Credit Agreement”), by and among Shift4 LLC, as the borrower, the lenders and issuing banks from time to time party thereto and Goldman Sachs Bank USA, as administrative agent and collateral agent.

The Credit Agreement amends and restates in its entirety the Amended and Restated First Lien Credit Agreement entered into on January 29, 2021, as amended, restated, supplemented or otherwise modified from time to time prior to the Closing Date, by and among Shift4 LLC, as the borrower, the lenders and issuing banks from time to time party thereto and UBS AG, Cayman Islands Branch (as successor to Credit Suisse AG, Cayman Islands Branch), as the original administrative agent and collateral agent (the “Prior Credit Agreement”), and refinanced the revolving credit facility under the Prior Credit Agreement.

The Credit Agreement provides for a $450.0 million senior secured revolving credit facility (the “Revolving Credit Facility”), $112.5 million of which is available for the issuance of letters of credit. The Revolving Credit Facility is scheduled to mature on September 5, 2029.

The indebtedness and other obligations under the Revolving Credit Facility are guaranteed by each of the current and future direct and indirect wholly-owned domestic subsidiaries of Shift4 LLC, subject to certain customary exceptions (collectively, the “Guarantors”). The Revolving Credit Facility is secured by first-priority liens on substantially all of the property and assets of Shift4 LLC and the Guarantors, subject to certain customary exceptions.

Shift4 LLC may voluntarily prepay outstanding borrowings under the Revolving Credit Facility at any time in whole or in part without premium or penalty. Outstanding borrowings under the Revolving Credit Facility do not amortize and are due and payable on the maturity date thereof. The Revolving Credit Facility may be subject to a mandatory prepayment to the extent that the Revolving Credit Exposure (as defined in the Credit Agreement) exceeds the revolving credit commitments thereunder.

Borrowings under the Revolving Credit Facility bear interest at a rate per annum equal to, at Shift4 LLC’s option, either (x) a term SOFR based rate (subject to a 0.0% floor), plus an applicable margin of 2.00%, or (y) an alternate base rate (equal to the highest of the Federal Funds Effective Rate plus 0.50%, the term SOFR rate for an interest period of one month (subject to a 0.0% floor) plus 1.00%, and the prime rate announced by the administrative agent from time to time), plus an applicable margin of 1.00%.

In addition to making periodic interest payments on the principal amounts outstanding under the Revolving Credit Facility, Shift4 LLC is required to pay a commitment fee under the Revolving Credit Facility in respect of the unutilized commitments thereunder at a rate equal to 0.25% per annum. The Revolving Credit Facility is also subject to customary letter of credit and agency fees.

The Credit Agreement contains a springing financial covenant, which requires Shift4 LLC to comply with a maximum secured net leverage ratio of 3.00:1:00, measured quarterly on a trailing four-quarter basis. This requirement is only triggered if, on the last day of any fiscal quarter, the aggregate outstanding amount of all revolving loans and letters of credit (excluding (a) letter of credit disbursements that have been reimbursed within three business days and (b) undrawn letters of credit (whether or not collateralized)) exceeds an amount equal to 40% of the aggregate amount of outstanding revolving credit commitments in respect of the Revolving Credit Facility.

In addition, the Credit Agreement contains certain customary covenants that, among other things and subject to certain exceptions, restrict the ability of Shift4 LLC and its restricted subsidiaries to incur indebtedness; incur certain liens; consolidate, merge or sell or otherwise dispose of assets; alter the business engaged in by Shift4 LLC and its restricted subsidiaries; make investments, loans, advances, capital contributions, guarantees and acquisitions; enter into sale and leaseback transactions; pay dividends or make other distributions on equity interests, or redeem, repurchase or retire equity interests; enter into transactions with affiliates; enter into agreements restricting the ability to pay dividends or make other distributions, loans or advances; prepay, redeem, repurchase, refinance or retire junior indebtedness; amend or modify governing documents; amend or modify junior indebtedness; and change the fiscal year end of Shift4 LLC.

The Credit Agreement also contains certain customary representations and warranties, affirmative covenants, and reporting obligations. In addition, the lenders under the Revolving Credit Facility are permitted to accelerate all outstanding borrowings and other obligations, terminate outstanding commitments and exercise other specified remedies upon the occurrence of certain events of default (subject to certain grace periods and exceptions), which include, among other things, payment defaults, breaches of representations and warranties, covenant defaults, certain cross-defaults and cross-accelerations to other indebtedness, certain events of bankruptcy and insolvency, certain judgments and the occurrence of a “Change of Control” (as defined in the Credit Agreement).

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01.	Other Events

On September 10, 2024, the Company issued a press release announcing the entry into the Credit Agreement. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Second Amended and Restated First Lien Credit Agreement, dated as of September 5, 2024, by and among Shift4 Payments, LLC, as the borrower, the lenders and issuing banks party thereto and Goldman Sachs Bank USA, as administrative agent and collateral agent.

99.1	Press Release issued on September 10, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIFT4 PAYMENTS, INC.

Date: September 10, 2024	By:	/s/ Jordan Frankel
Jordan Frankel
General Counsel and Secretary